EXHIBIT 11
                    HEALTHCOR HOLDINGS, INC. AND SUBSIDIARIES
                UNAUDITED NET INCOME PER COMMON EQUIVALENT SHARES
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                                                                     THREE MONTHS ENDED                   NINE MONTHS ENDED
PRIMARY AND FULLY DILUTED EARNINGS PER SHARE                            SEPTEMBER 30,                        SEPTEMBER 30,
                                                               ------------------------------       -------------------------------
                                                                  1998               1997               1998               1997
                                                               -----------       ------------       ------------       ------------
Net income (loss) .......................................      $(9,882,685)      $ (1,292,574)      $(34,086,033)      $   (235,181)
                                                               ===========       ============       ============       ============
Shares:
   Weighted average common shares issued ................       10,095,180         10,064,000         10,093,389         10,042,957
   Assuming exercise of options, reduced by the
     number of common shares which could have
     been purchased with the proceeds from
     exercise of such options ...........................             --               95,210               --                 --
                                                               -----------       ------------       ------------       ------------
   Weighted average number of common shares
     Outstanding, as adjusted ...........................       10,095,180         10,159,210         10,093,389         10,042,957
                                                               ===========       ============       ============       ============
Net income (loss) per common share - basic ..............      $      (.98)      $       0.13       $      (3.38)      $      (0.02)
                                                               ===========       ============       ============       ============
Net income (loss) per common share - diluted ............      $      (.98)      $       0.13       $      (3.38)      $      (0.02)
                                                               ===========       ============       ============       ============

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